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                                                                    EXHIBIT 10.6

                            EXCEPTED HOLDER AGREEMENT

      This Excepted Holder Agreement (this "AGREEMENT") is made and entered into as of March 9, 2001, by and between U.S. Restaurant Properties, Inc., a Maryland corporation (the "COMPANY"), LSF3 Capital Investments I, LLC, a Delaware limited liability company ("BUYER 1"), and LSF3 Capital Investments II, LLC, a Delaware limited liability company ("BUYER 2") (Buyer 1 and Buyer 2 are sometimes referred to collectively herein as "BUYER").

                                 R E C I T A L S

      A. Buyer proposes to purchase from the Company and from stockholders of the Company (with such collective purchases referred to herein as the "ACQUISITIONS") approximately 3,729,765 shares of common stock, par value $.001 per share, of the Company ("COMMON STOCK").

      B. To help the Company maintain its status as a REIT, the Company's Restated Articles of Incorporation (the "ARTICLES"), impose certain limitations on the ownership of the Company's stock. Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings given to them in the Articles. The Articles contain a general restriction prohibiting any Person from owning more than a specified percentage (initially set at 9.8%) of the Common Stock of the Company and any series of Preferred Stock of the Company.

      C. Pursuant to Section 7.10 of the Articles, the Company's Board of Directors is permitted to increase the Common Stock Ownership Limit with respect to a stockholder (as to such stockholder, an "EXCEPTED HOLDER LIMIT") and allow ownership in excess of the Common Stock Ownership Limit if certain conditions described in Section 7.11 of the Articles are satisfied.

      D. This Agreement is intended to recognize that the Board of Directors of the Company has agreed to increase the Common Stock Ownership Limit of Buyer if certain conditions are satisfied and Buyer intends to satisfy such conditions by execution of this Agreement.

                                A G R E E M E N T

1.    REPRESENTATIONS AND COVENANTS OF BUYER 1 AND BUYER 2

      Beginning on the date hereof, and during any period that an Excepted Holder Limit established pursuant to this Agreement (as subsequently adjusted) remains in effect, Buyer 1 and Buyer 2 represent and agree, severally and not jointly, as follows:

      1.1 As required by Section 7.11(A) of the Articles as a prerequisite to increasing the Common Stock Ownership Limit of a stockholder, assuming no individual, as such term is defined in Code Section 542(a)(2), is currently in violation of its 9.8% Common Stock Ownership Limit, the Acquisitions will not cause the Company to be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of shares of Equity Stock by all


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Persons equal to the greatest of (i) the actual ownership, (ii) the Beneficial
Ownership of Equity Stock by each Person or (iii) the applicable Ownership Limit with respect to such Person).

      1.2 Applying the constructive stock ownership rules of Code Section 856(h), Common Stock purchased by Buyer pursuant to the Acquisitions will not be considered to be owned by any individual, as such term is defined in Code
Section 542(a)(2), who would be treated as owning Common Stock in excess of his Common Stock Ownership Limit of 9.8% of the outstanding shares of Common Stock of the Company. If at any time after the date of this Agreement, under the constructive ownership rules of Code Section 856(h) and taking the Common Stock owned by Buyer into account, an individual, as such term is defined in Section 542(a)(2) of the Code, would be treated as owning Common Stock in excess of such individual's Common Stock Ownership Limit in violation of Section 7.2, the Excess Stock and other provisions of Section 7.2 of the Articles shall be applied first to the Common Stock actually owned by such individual, second to the Common Stock treated as owned by such individual (other than as a result of Common Stock actually owned by Buyer) and third to the Common Stock treated as owned by such individual as a result of Common Stock actually owned by Buyer.

      1.3 Buyer will not own, actually, Beneficially, or Constructively shares of the Company's Equity Stock that would violate the Excepted Holder Limit established for Buyer pursuant to this Agreement and the resolutions of the Board of Directors.

      1.4 As modified by Section 1.2 above, Buyer agrees that any violation or attempted violation of Article 1 of this Agreement or the provisions of the Board of Directors' resolution implementing this Agreement (or other action contrary to the ownership restrictions imposed under the Articles) will automatically subject the shares that otherwise would result in the violation to the treatment described in Section 7.2 of the Articles.

2.    ESTABLISHMENT OF AN EXCEPTED HOLDER LIMIT FOR BUYER

      Based on the representations and agreements contained in this Agreement, the Company, effective as of the execution of this Agreement, is increasing the Common Stock Ownership Limit of Buyer by adopting a resolution of its Board of Directors in the form attached to this Agreement as Exhibit "A."

3.    RELATED PARTY RENTS

      3.1 Buyer 1 and Buyer 2 hereby represent, severally and not jointly, that, to the best knowledge of such Buyer based upon the due diligence described below, such Buyer and each Indirect Equity Owner does not own (directly or constructively through the application of Code Section 318, as modified by Code
Section 856(d)(5)) an interest in any tenant of the Company (or any entity owned or controlled by the Company) listed on Schedule 1 attached hereto that would cause the Company to own (directly or constructively through the application of Code Section 318, as modified by Code Section 856(d)(5)) more than a 9.9% interest (within the meaning of Section 856(d)(2)(B) of the Code) in such tenant, without regard to the other interests in such tenant which the Company may own (directly or constructively through the application


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of Code Section 318, as modified by Code Section 856(d)(5)). The due diligence referred to above consisted of a review by Buyer 1 and Buyer 2, respectively, of the most recently received copies of all financial reports received from (i) each partnership or limited liability company in which Buyer 1 and Buyer 2, as the case may be, directly or indirectly holds an equity interest; and (ii) each corporation or trust in which Buyer 1 and Buyer 2, as the case may be, directly or indirectly or indirectly owns a 10% or greater equity interest (which financial reports describe all entities in which such partnerships, limited liability companies, corporations and trust own an equity interest as of the date of such reports) and comparing the information contained in such financial reports to Schedule 1. For purposes of this Agreement, an "Indirect Equity Owner" means any Person (i) that is deemed to Beneficially Own or Constructively Own an interest in shares of the Company that are held by Buyer, and (ii) whose direct or indirect ownership of any interest in any tenant of the Company would be attributed to the Company through the application of Section 318 of the Code, as modified by Code Section 856(d)(5). In addition, Buyer 1 and Buyer 2 have received representations from each Indirect Equity Owner of such Buyer that the Indirect Equity Owner does not own more than a 9.9% (within the meaning of Section 856(d)(2)(B) of the Code) in a tenant described on Schedule 1. These representations are made only with respect to the date hereof assuming the Acquisitions have already taken place and do not constitute continuing representations or covenants with respect to the matters described in this
Section 3.1.

      3.2 Buyer and the Company agree that Buyer will provide the following information to the Company and the Company will provide the following information to Buyer on an annual basis:

          (a) No later than December 31, of each calendar year, the Company will update the information contained in Schedule 1 (the "TENANT LIST") and provide such information to Buyer and to any Indirect Equity Owner;

          (b) No later than 30 days after receipt of the Tenant List, Buyer 1 and Buyer 2 and any Indirect Equity Owner will inform the Company of its direct equity ownership of any tenant in which it owns a 10% or greater equity interest (as described in Code Section 856(d)(2)(B)) and whose name appears on the Tenant List;

          (c) No later than March 31, of each calendar year after 2000 (but only for so long as Buyer owns or Constructively Owns at least 10% of the Equity Stock of the Company), Buyer shall deliver to the Company, subject to such confidentiality restrictions as Buyer may reasonably require, copies of the most recently received information regarding investments from (i) each partnership or limited liability company in which Buyer or any Indirect Equity Owner directly or indirectly holds an equity interest; and (ii) each corporation or trust in which Buyer or any Indirect Equity Owner directly or indirectly owns a 10% or greater equity interest (each such partnership, limited liability company, corporation or trust referred to as a "BUYER ENTITY"). In the alternative, Buyer may satisfy the requirements of this Section 3.2(c) by certifying to the Company, not later than March 31 of each calendar year after 2000 (but only for so long as Buyer owns or Constructively Owns at least 10% of the Equity Stock of the Company), that Buyer personnel have reviewed the information regarding investments of


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      each Buyer Entity described in the preceding sentence together with the
      Tenant List most recently provided by the Company, and that such review has not revealed (except as specifically noted) any circumstances in which Buyer, any Indirect Equity Owner or any Buyer Entity would own (directly or constructively through the application of Section 318 (as modified by Code Section 856(d)(5)) more than a 9.9% interest (as described in Code
      Section 856(d)(2)(B)) in any such tenant.

      3.3 No later than 30 days after receipt of the Tenant List, Buyer shall provide the Tenant List to each Buyer Entity and any Indirect Equity Owner. Buyer agrees and Buyer will cause each Buyer Entity and Indirect Equity Owner to agree that they will not acquire an equity interest in any of the tenants listed on the Tenant List without the consent of the Company.

4.    MISCELLANEOUS

      4.1 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

      4.2 This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


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      Each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date forth in the introductory paragraph of this Agreement.

                                            The "Company"

                                            U.S. Restaurant Properties, Inc.,
                                            a Maryland corporation


                                            By:  /s/ Fred H. Margolin
                                                 -------------------------------
                                            Name:  Fred H. Margolin
                                                   -----------------------------
                                            Title:  CEO
                                                    ----------------------------


                                            "Buyer"

                                            LSF3 Capital Investments I, LLC,
                                            a Delaware limited liability company


                                            By:  /s/ J.D. Dell
                                                 -------------------------------
                                            Name:  J.D. Dell
                                                   -----------------------------
                                            Title:  President
                                                    ----------------------------


                                            LSF3 Capital Investments II, LLC,
                                            a Delaware limited liability company


                                            By:  /s/ J.D. Dell
                                                 -------------------------------
                                            Name:  J.D. Dell
                                                   -----------------------------
                                            Title:  President
                                                    ----------------------------


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                                    EXHIBIT A

                       EXCEPTED HOLDER LIMITED RESOLUTION

      In accordance with Article 7 of the Corporation's Restated Articles of Incorporation (the "Articles"), the Board of Directors (capitalized terms used in this resolution that are not otherwise defined herein shall have the meanings given to those terms in the Articles) hereby determines that, effective upon the purchase by LSF3 Capital Investments I, LLC, a Delaware limited liability company and LSF3 Capital Investments II, LLC, a Delaware limited liability company (collectively, "Buyer") of Common Stock of the Corporation pursuant to that certain Amended and Restated Stock Purchase Agreement (the "Agreement") among Lone Star U.S. Acquisitions, LLC, Lone Star Fund II (U.S.), L.P. and the Corporation dated as of February 27, 2001 (the "REIT Ownership Date"):

      (1) Pursuant to Section 7.10 of the Articles, the aggregate Common Stock Ownership Limit relating to Buyer is increased to 40% of the outstanding shares of Common Stock of the Corporation; provided, however, pursuant to Section 7.11(A) and Section 7.11(B) of the Articles, such increase is contingent upon the execution by Buyer of an Excepted Holder Agreement in the form attached hereto as Exhibit A, the accuracy of Buyer's representations and warranties contained in such Excepted Holder Agreement and the completion of the transactions contemplated by the Agreement; and

      (2) If at any time after the REIT Ownership Date, under the constructive ownership rules of Code Section 856(h) and taking the Common Stock owned by Buyer into account, an individual, as such term is defined in Section 542(a)(2) of the Code, would be treated as owning Common Stock in excess of such individual's Common Stock Ownership Limit in violation of Section 7.2, the Excess Stock and other provisions of Section 7.2 of the Articles shall be applied first to the Common Stock actually owned by such individual, second to the Common Stock constructively owned by such individual (other than as a result of Common Stock actually owned by Buyer) and third to the Common Stock constructively owned by such individual as a result of Common Stock actually owned by Buyer.


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